EXHIBIT 4.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT dated as of April 28, 2016 (this “Agreement”), is entered into among Resource Securities, Inc. (the “Dealer Manager”), Resource Apartment REIT III, Inc. (the “Company”) and UMB Bank, N.A., as escrow agent (the “Escrow Agent ”).

WHEREAS, the Company intends to raise funds from Investors (as defined below) pursuant to a public offering (the “Offering”) of the sale of shares of Class A common stock, par value $0.01 per share (the “Class A Shares”) and shares of Class T common stock, par value $0.01 per share (the “Class T Shares,” and collectively with the Class A Shares, the “Securities”), by offering and selling: (a) up to $1,000,000,000 in shares of the Securities at initial offering prices of $10.00 per Class A Share and $9.47 per Class T Share; and (b) up to $100,000,000 in shares of the Securities pursuant to the Company’s distribution reinvestment plan (the “DRP Securities”), at initial offering prices of $9.60 per Class A Share and $9.09 per Class T Share, pursuant to the registration statement on Form S-11 of the Company (File No. 333-207740) (as amended, the “Registration Statement”);

WHEREAS, the Company has agreed that the subscription price paid by Investors (as defined below) for Securities promptly will be refunded to such Investors if at least $2,000,000 of gross offering proceeds, including Securities sold to directors and officers of the Company, Resource Apartment Advisor III, LLC and their respective affiliates (the "Minimum Offering"), has not been raised from the sale of shares of the Company’s common stock within one year from the date that the U.S. Securities and Exchange Commission (the "SEC") declares the Registration Statement effective;

WHEREAS, the Company desires to establish an escrow account with the Escrow Agent for funds contributed by the Investors with the Escrow Agent in accordance with the Registration Statement, to be held for the benefit of the Investors and the Company until such time as (i) in the case of subscriptions received from residents of Pennsylvania (“Pennsylvania Investors”), the aggregate amount of subscriptions for Securities received from all Investors, excluding persons affiliated with the Company, equal, in the aggregate, $50,000,000 (the “Pennsylvania Minimum Offering”), (ii) in the case of subscriptions received from residents of Washington (“Washington Investors”), the aggregate amount of subscriptions for Securities received from all Investors, excluding Pennsylvania Investors, equal, in the aggregate, $20,000,000 (the “Washington Minimum Offering”), (iii) in the case of subscriptions received from residents of New York (“New York Investors”), the aggregate amount of subscriptions for Securities received from all Investors, excluding Pennsylvania and Washington Investors, equal, in the aggregate, $2,500,000 (the “New York Minimum Offering”), and (iv) in the case of subscriptions received from all other Investors, aggregate subscriptions received from all other Investors equals the Minimum Offering, in each case in accordance with the terms and subject to the conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent only for the express duties set forth herein.

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NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Proceeds to be Escrowed. On or before the date on which the Offering commences, the Company shall establish an escrow account with the Escrow Agent to be invested in accordance with Section 9 hereof (including such abbreviations as are required for the Escrow Agent’s systems) (the “Escrow Account”). This Agreement shall be effective as of the date the Registration Statement is declared effective by the SEC. Except as otherwise set forth herein for Pennsylvania Investors, Washington Investors and New York Investors, the escrow period shall commence upon the effectiveness of this Agreement and shall continue until the Termination Date (as defined in Section 7) (the “Escrow Period”).

Subject to Section 2 hereof, all checks, wire transfers and other funds received from persons submitting subscriptions for the purchase of Securities (“Investors”, which term shall also include Pennsylvania Investors, Washington Investors and New York Investors, unless the context otherwise requires) in payment for the Securities (“Investor Funds”) will be delivered to the Escrow Agent within one (1) business day following the day upon which such Investor Funds are received by the Dealer Manager or soliciting dealers retained by the Dealer Manager in connection with the Offering (the “Soliciting Dealers”), and shall, upon receipt by the Escrow Agent, be retained in escrow by the Escrow Agent and invested as stated herein.

The Company shall, and shall cause its agents to, cooperate with the Escrow Agent in separately accounting for Investor Funds from Pennsylvania Investors, Washington Investors and New York Investors in the Escrow Account, and the Escrow Agent shall be entitled to rely upon information provided by the Company or its agents in this regard.

The Escrow Agent shall have no duty to make any disbursement, investment or other use of Investor Funds until and unless it has good and collected funds. If any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent reserves the right to deny, suspend or terminate participation by an Investor to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Offering.

2. Investors. During the Escrow Period, Investors will be instructed by the Dealer Manager or any Soliciting Dealers to remit the purchase price in the form of checks payable to the order of, or funds wired in favor of, “UMB Bank, N.A., as escrow agent for Resource Apartment REIT III, Inc.” Notwithstanding the foregoing, however, Pennsylvania Investors, Washington Investors and New York Investors shall continue to make checks payable to the order of “UMB Bank, N.A., as escrow agent for Resource Apartment REIT III, Inc.” until, respectively, the Pennsylvania Minimum Offering, the Washington Minimum Offering or the New York Minimum Offering is raised. Any

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checks made payable to a party other than the Escrow Agent shall be returned to the Dealer Manager or Soliciting Dealer that submitted the check. By 12:00 p.m. (EST) of the next business day following the receipt of instruments of payment from the Offering, the Company or the Dealer Manager, as applicable, shall furnish the Escrow Agent with a list of the Investors who have paid for the Securities showing the name, address, tax identification number, the amount of Securities subscribed for purchase, the amount paid and whether such Investors are Pennsylvania Investors, Washington Investors or New York Investors. The information comprising the identity of Investors shall be provided to the Escrow Agent in substantially the format set forth in the list of Investors attached hereto as Exhibit A (the “List of Investors”). The Escrow Agent shall be entitled to conclusively rely upon the List of Investors in determining whether Investors are Pennsylvania Investors, Washington Investors or New York Investors and shall have no duty to independently determine or verify the same.

When a Soliciting Dealer’s internal supervisory procedures are conducted at the site at which the subscription agreement and the check for the purchase of Securities were initially received by Soliciting Dealer from the subscriber, such Soliciting Dealer shall transmit the subscription agreement and such check to the Escrow Agent by the end of the next business day following receipt of the check for the purchase of Securities and subscription agreement. When, pursuant to such Soliciting Dealer’s internal supervisory procedures, such Soliciting Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), such Soliciting Dealer shall transmit the check for the purchase of Securities and subscription agreement to the Final Review Office by the end of the next business day following Soliciting Dealer’s receipt of the subscription agreement and the check for the purchase of Securities. The Final Review Office will, by the end of the next business day following its receipt of the subscription agreement and the check for the purchase of Securities, forward both the subscription agreement and such check to the Escrow Agent. If any subscription agreement solicited by a Soliciting Dealer is rejected by the Dealer Manager or the Company, then the subscription agreement and check for the purchase of Securities will be returned to the rejected subscriber within ten (10) business days from the date of rejection.

All Investor Funds deposited in the Escrow Account shall not be subject to any liens or charges by the Company or the Escrow Agent, or judgments or creditors’ claims against the Company, until and unless released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Investor Funds on deposit in the Escrow Account and no such funds shall become the property of the Company, or any other entity except as released to the Company pursuant to Sections 3, 4, 5 or 6 hereto. The Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent hereunder. The Company and the Escrow Agent will treat all Investor information as confidential. The Escrow Agent shall not be required to accept any Investor Funds which are not accompanied by the information on the List of Investors.

3. Disbursement of Funds. Once proceeds from the sale of Securities equal the Minimum Offering (excluding proceeds received from Pennsylvania Investors, Washington Investors and New York Investors), the Company shall notify the Escrow Agent of the same in writing. Further, if the Minimum Offering has not been sold on or prior to the Termination Date (as defined in Section 7),

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the Company shall notify the Escrow Agent in writing of such. At the end of the third business day following the Termination Date, the Escrow Agent shall notify the Company of the amount of the Investor Funds received. If the Minimum Offering has been obtained on or before the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving acknowledgement of such notice and written instructions from the Company’s Chief Executive Officer, President or Chief Financial Officer to disburse the Investor Funds, subject to Sections 4, 5 and 6, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the Escrow Account, except for amounts payable by the Company to the Escrow Agent pursuant to Exhibit B to this Agreement that remain outstanding. The Escrow Agent agrees that funds in the Escrow Account shall not be released to the Company until and unless the Escrow Agent receives written instructions to release the funds from the Company’s Chief Executive Officer, President or Chief Financial Officer.

If the Company notifies the Escrow Agent in writing that the Minimum Offering has not been obtained prior to the Termination Date, the Escrow Agent shall promptly following the Termination Date, but in no event more than ten (10) business days after the Termination Date, refund to each Investor by check, funds deposited in the Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Investor at the address provided on the List of Investors. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each Investor’s investment in accordance with the terms and conditions specified herein, except that in the case of Investors who have not provided an executed Form W-9 or substitute Form W-9 (or the applicable substitute Form W-8 for foreign investors), the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those Investors in accordance with Internal Revenue Service (“IRS”) regulations. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by the Escrow Agent.

If the Escrow Agent receives written notice from the Company that the Company intends to reject an Investor’s subscription, the Escrow Agent shall pay to the applicable Investor(s), within a reasonable time not to exceed ten (10) business days after receiving notice of the rejection, by first class United States Mail at the address provided on the List of Investors, or at such other address as shall be furnished to the Escrow Agent by the Investor in writing, all collected sums paid by the Investor for Securities and received by the Escrow Agent, together with the interest earned on such Investor Funds (determined in accordance with the terms and conditions specified herein).

4. Disbursement of Proceeds for Pennsylvania Investors. Proceeds received from Pennsylvania Investors will not be released from the Escrow Account until the Pennsylvania Minimum Offering is obtained. If the Pennsylvania Minimum Offering is obtained at any time prior to the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving acknowledgement of such notice and written instructions from the Company’s Chief Executive Officer, President or Chief Financial Officer, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the Escrow Account representing proceeds from Pennsylvania Investors, except for amounts payable by the Company to the Escrow Agent pursuant to Exhibit B to this Agreement that remain outstanding. The Escrow Agent agrees that the Pennsylvania Minimum Offering in the

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Escrow Account shall not be released to the Company until and unless the Escrow Agent receives written instructions to release the funds from the Company’s Chief Executive Officer, President or Chief Financial Officer.

If the Pennsylvania Minimum Offering has not been obtained prior to the Termination Date, upon written instructions from the Company’s Chief Executive Officer, President or Chief Financial Officer, the Escrow Agent shall, within ten (10) business days of receipt of such request, refund to each Pennsylvania Investor by check funds deposited in the Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Pennsylvania Investor at the address provided on the List of Investors. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each Pennsylvania Investor’s investment in accordance with the terms and conditions specified herein, except that in the case of Pennsylvania Investors who have not provided an executed Form W-9 or substitute Form W-9, the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those Pennsylvania Investors in accordance with IRS regulations. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

If the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after the date on which the Company accepts the first subscription from a Pennsylvania Investor (the “Initial Escrow Period”), and instruments of payment dated not later than that date, for the purchase of Securities providing for total purchase proceeds from all nonaffiliated sources that equal or exceed the Pennsylvania Minimum Offering, the Escrow Agent shall promptly notify the Company. Thereafter, the Company or its agents shall send to each Pennsylvania Investor by certified mail within ten (10) calendar days after the end of the Initial Escrow Period a notification substantially in the form of Exhibit C. If, pursuant to such notification, a Pennsylvania Investor requests the return of his or her Investor Funds within ten (10) calendar days after receipt of the notification (the “Request Period”), the Escrow Agent shall promptly refund directly to each Pennsylvania Investor the collected funds deposited in the Escrow Account on behalf of such Pennsylvania Investor or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided on the List of Investors, upon which the Escrow Agent shall be entitled to rely, together with interest income earned as determined in accordance with the terms and conditions specified herein. Notwithstanding the above, if the Escrow Agent has not received an executed Form W-9 or substitute Form W-9 for such Pennsylvania Investor, the Escrow Agent shall thereupon remit an amount to such Pennsylvania Investor in accordance with the provisions hereof, withholding the applicable percentage for backup withholding in accordance with IRS regulations, as then in effect, from any interest income earned on Investor Funds (determined in accordance with the terms and conditions specified herein) attributable to such Pennsylvania Investor. However, the Escrow Agent shall not be required to remit such payments until the Escrow Agent has collected funds represented by such payments.

The Investor Funds of Pennsylvania Investors who do not request the return of their Investor Funds within the Request Period shall remain in the Escrow Account for successive 120-day escrow periods (each a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow

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the notification and payment procedure set forth above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Termination Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Securities with total purchase proceeds that equal or exceed the Pennsylvania Minimum Offering and the disbursement of the Escrow Account on the terms specified herein, and (iii) all funds held in the Escrow Account having been returned to the Pennsylvania Investors in accordance with the provisions hereof.

5.     Disbursement of Proceeds for Washington Investors. Proceeds received from Washington Investors will not be released from the Escrow Account until the Washington Minimum Offering is obtained. If the Washington Minimum Offering is obtained at any time prior to the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving acknowledgement of such notice and written instructions from the Company’s Chief Executive Officer, President or Chief Financial Officer, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the Escrow Account representing proceeds from Washington Investors, except for amounts payable by the Company to the Escrow Agent pursuant to Exhibit B to this Agreement that remain outstanding. The Escrow Agent agrees that the Washington Minimum Offering in the Escrow Account shall not be released to the Company until and unless the Escrow Agent receives written instructions to release the funds from the Company’s Chief Executive Officer, President or Chief Financial Officer.

If the Washington Minimum Offering has not been obtained prior to the Termination Date, upon written instructions from the Company’s Chief Executive Officer, President or Chief Financial Officer, the Escrow Agent shall within ten (10) business days refund to each Washington Investor by check funds deposited in the Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Washington Investor at the address provided on the List of Investors. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each Washington Investor’s investment in accordance with the terms and conditions specified herein, except that in the case of Washington Investors who have not provided an executed Form W-9 or substitute Form W-9, the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those Washington Investors in accordance with IRS regulations. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

6.    Disbursement of Proceeds for New York Investors. Proceeds received from New York Investors will not be released from the Escrow Account until the New York Minimum Offering is obtained. If the New York Minimum Offering is obtained at any time prior to the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving acknowledgement of such notice and written instructions from the Company’s Chief Executive Officer, President or Chief Financial Officer, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the Escrow Account representing proceeds from New York Investors, except for amounts payable by the Company to the Escrow Agent pursuant to Exhibit B to this Agreement that remain outstanding. The Escrow Agent agrees that the New York Minimum Offering in the Escrow Account shall not be released to the Company until and unless the Escrow Agent receives written instructions

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to release the funds from the Company’s Chief Executive Officer, President or Chief Financial Officer.

If the New York Minimum Offering has not been obtained prior to the Termination Date, upon written instructions from the Company’s Chief Executive Officer, President or Chief Financial Officer, the Escrow Agent shall within ten (10) business days refund to each New York Investor by check funds deposited in the Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each New York Investor at the address provided on the List of Investors. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each New York Investor’s investment in accordance with the terms and conditions specified herein, except that in the case of New York Investors who have not provided an executed Form W-9 or substitute Form W-9, the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those New York Investors in accordance with IRS regulations. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

7. Term of Escrow. The “Termination Date,” shall be the earliest of: (i) the close of business on April 28, 2017, the one-year anniversary of the date the Registration Statement was initially declared effective by the SEC, if the Minimum Offering has not been obtained prior to such date; (ii) the date on which all funds held in the Escrow Account are distributed to the Company or to Investors pursuant to Section 3, or to Pennsylvania Investors, Washington Investors and New York Investors pursuant to Sections 4, 5 and 6, respectively, and the Company has informed the Escrow Agent in writing to close the Escrow Account; (iii) the date the Escrow Agent receives written notice from the Company that it is abandoning the sale of the Securities or that the Offering is terminating; and (iv) the date the Escrow Agent receives notice from the SEC or any other federal regulatory authority that a stop or similar order has been issued with respect to the Registration Statement and has remained in effect for at least twenty (20) days.

8. Duty and Liability of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The sole duty of the Escrow Agent shall be to receive Investor Funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company or the Dealer Manager is complying with requirements of this Agreement, the Offering or applicable securities or other laws in tendering the Investor Funds to the Escrow Agent.

No other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof, including specifically but without limitation, the Registration Statement or any other document relating to the Offering (including the subscription agreement and exhibits thereto), and the Escrow Agent’s rights and responsibilities shall be governed solely by this Agreement.

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The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Registration Statement or any other document relating to the Offering (including the subscription agreement and exhibits thereto) or other agreement between the Company and any other party. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss. The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent.

If any disagreement between any of the parties to this Agreement, or between any of them and any other person, including any Investor, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or if the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. If any controversy should arise with respect to this Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

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The parties hereto agree that the Escrow Agent has no role in the preparation of the Registration Statement or any other document related to the Offering (including the subscription agreement and exhibits thereto) and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Registration Statement or any other document related to the Offering (including the subscription agreement and exhibits thereto) or the issuance, offering or sale of the Securities. The Escrow Agent shall have no duty or obligation to monitor the application and use of the Investor Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.

9. Escrow Agent’s Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that if (i) the conditions for the disbursement of funds under this Agreement are not fulfilled, (ii) the Escrow Agent renders any material service not contemplated in this Agreement, (iii) there is any assignment of interest in the subject matter of this Agreement, (iv) there is any material modification hereof, (v) if any material controversy arises hereunder, or (vi) the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. The Company’s obligations under this Section 9 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Agreement.

10. Investment of Investor Funds. The Investor Funds shall be deposited in the Escrow Account in accordance with Section 1. The Escrow Agent is hereby directed to invest all funds received under this Agreement, including principal and interest in UMB Money Market Special, a bank money market deposit account. Notwithstanding the foregoing, Investor Funds shall not be invested in anything other than “Short Term Investments” in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. The following are not permissible investments: (a) money market mutual funds; (b) corporate debt or equity securities; (c) repurchase agreements; (d) banker’s acceptance; (e) commercial paper; and (f) municipal securities. Any interest received by the Escrow Agent with respect to the Investor Funds, including reinvested interest shall become part of the Investor Funds, and shall be disbursed pursuant to Section 3, or for Pennsylvania Investors, Washington Investors and New York Investors, pursuant to Sections 4, 5 and 6, respectively.

The Escrow Agent shall be entitled to sell or redeem any such investments as necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment made pursuant to this Agreement, or for any loss resulting from the sale of such investment. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

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On or prior to the date of this Agreement, the Company shall provide the Escrow Agent with a certified tax identification number by furnishing an appropriate IRS form W-9 or W-8 (or substitute Form W-9 or W-8) and other forms and documents that the Escrow Agent may reasonably request, including without limitation a tax form for each Investor. The Company understands that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Investor Funds pursuant to this Agreement. For tax reporting purposes, all interest and other income from investment of the Investor Funds shall, as of the end of each calendar year and to the extent required by the IRS, be reported as having been earned by the party to whom such interest or other income is distributed, in the year in which it is distributed.

The Company agrees to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall be determined by a court of competent jurisdiction to have been caused by the Escrow Agent’s gross negligence or willful misconduct. The terms of this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

11. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission bearing an authorized signature to the facsimile number/email address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:

Resource Apartment REIT III, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
Attention: Steven R. Saltzman
Phone: (215) 717-3370
Facsimile: (215) 761-0444
Email: ssaltzman@resourcerei.com

If to the Dealer Manager:

Resource Securities, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
Attention: Darshan V. Patel

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Phone: (866) 469-0129
Facsimile: (866) 545-7693

If to Escrow Agent:

UMB Bank, N.A.
1010 Grand Blvd., 4th Floor
Mail Stop: 1020409
Kansas City, Missouri 64106
Attention: Lara Stevens, Corporate Trust
Telephone: (816) 860-3017
Facsimile: (816) 860-3029
Email: lara.stevens@umb.com

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

12. Indemnification of Escrow Agent. The Company and the Dealer Manager hereby agree to jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

13. Security Interests. No party to this Escrow Agreement shall grant a security interest in any monies or other property deposited with the Escrow Agent under this Escrow Agreement, or otherwise create a lien, encumbrance or other claim against such monies or borrow against the same.
14. Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

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15. Governing Law; Jurisdiction. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Missouri, without giving effect to the principles of conflicts of laws thereof.

16. Severability. If any provision of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

17. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement. The Company and the Dealer Manager agree that any requested waiver, modification or amendment of this Agreement shall be consistent with the terms of the Offering.

18. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

19. Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

20. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. The parties hereto agree that the transactions described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

21. Resignation. The Escrow Agent may resign or be removed, at any time, for any reason, by written notice of its resignation or removal to the proper parties at their respective addresses as set forth herein, at least 30 days before the date specified for such resignation or removal to take effect. Upon the effective date of such resignation or removal:

(a)
All cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent as may be designated in writing by the Company, whereupon the Escrow Agent’s obligations hereunder shall cease and terminate;

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(b)
If no such successor escrow agent has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent’s sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Company or in accordance with the directions of a final order or judgment of a court of competent jurisdiction;

(c)
Further, if no such successor escrow agent has been designated by such date, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor agent or may pay into court all monies and property deposited with the Escrow Agent under this Agreement.

The terms of this Section shall survive the termination of the Escrow Agreement and the resignation or removal of the Escrow Agreement.
22. References to Escrow Agent. Other than the Registration Statement, any of the other documents related to the Offering (including the subscription agreement and exhibits thereto) and any amendments thereof or supplements thereto, no printed or other matter in any language (including, without limitation, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Company or the Dealer Manager, or on the Company’s or the Dealer Manager’s behalf, unless the Escrow Agent shall first have given its specific written consent thereto. Notwithstanding the foregoing, any amendment or supplement to the Registration Statement or any other document related to the Offering (including the subscription agreement and exhibits thereto) that revises, alters, modifies, changes or adds to the description of the Escrow Agent or its rights, powers or duties hereunder shall not be issued by the Company or the Dealer Manager, or on the Company’s or Dealer Manager’s behalf, unless the Escrow Agent has first given specific written consent thereto.

23. Patriot Act Compliance; OFAC Search Duties. The Company shall provide to the Escrow Agent upon the execution of this Agreement any documentation requested and any information reasonably requested by the Escrow Agent to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time. The Escrow Agent, or its agent, shall complete a search with the Office of Foreign Assets Control (“OFAC Search”), in compliance with its policy and procedures, of each subscription check for the purchase of Securities and shall inform the Company if a subscription check for the purchase of Securities fails the OFAC Search. The Dealer Manager shall provide a copy of each subscription check in order that the Escrow Agent, or its agent, may perform such OFAC Search.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Escrow Agreement to be executed the date and year first set forth above.

RESOURCE APARTMENT REIT III, INC.

By: /s/ Steven R. Saltzman
Name: Steven Saltzman
Title: Chief Financial Officer and Senior Vice President

RESOURCE SECURITIES, INC.

By: /s/ Dashan V. Patel
Name: Darshan V. Patel
Title: President

UMB BANK, N.A., as Escrow Agent

By: /s/ Lara L. Stevens
Name: Lara L. Stevens
Title: Vice President

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Exhibit A

List of Investors

Pursuant to the Escrow Agreement dated as of April 28, 2016, among Resource Apartment REIT III, Inc. (the “Company”), Resource Securities, Inc. (the “Dealer Manager”) and UMB Bank, N.A. (the “Escrow Agent”), the Company or its agents hereby certifies that the following Investors have paid money for the purchase of shares of the Company’s common stock, par value $0.01 (“Securities”), and the money has been deposited with the Escrow Agent:

1.    Name of Investor
Address
Tax Identification Number
Amount of Securities subscribed for
Amount of money paid and deposited with Escrow Agent
Is Investor a resident of Pennsylvania (Yes or No)?
Is Investor a resident of Washington (Yes or No)?
Is Investor a resident of New York (Yes or No)?
Is Investor (i) an officer or director of the Company; (ii) an officer or director of Resource Apartment Advisor III, LLC; or (iii) an affiliate of either (i) or (ii)? (Yes or No)?

2.    Name of Investor
Address
Tax Identification Number
Amount of Securities subscribed for
Amount of money paid and deposited with Escrow Agent
Is Investor a resident of Pennsylvania (Yes or No)?
Is Investor a resident of Washington (Yes or No)?
Is Investor a resident of New York (Yes or No)?
Is Investor (i) an officer or director of the Company; (ii) an officer or director of Resource Apartment Advisor III, LLC; or (iii) an affiliate of either (i) or (ii)? (Yes or No)?

Dated:    _________________________

RESOURCE SECURITIES, INC.

By: ___________________________
Name:
Title:

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Exhibit B

ESCROW FEES AND EXPENSES
Acceptance Fee

Review Escrow Agreement $500

Annual Fees

Annual Escrow Agent $2,500
BAI File to DST $2.50 per Business Day
Outgoing Wire Transfer $15 each
Wire Ripping to DST $10 per Business Day
Miscellaneous Expenses 6% of Annual Fee
Web Exchange Access (if applicable) $60 per month
Overnight Delivery/Mailings (if applicable) $16.50 each
IRS Tax Reporting (if applicable) $10 per 1099

Acceptance fee and first year Annual Escrow Agent fee will be payable at the initiation of the escrow. Thereafter, the Annual Escrow Agent fees will be billed in advance and transactional fees will be billed in arrears. Other fees and expenses will be billed as incurred.

Fees specified are for the regular, routine services contemplated by the Escrow Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate. In addition to the specified fees, all expenses related to the administration of the Escrow Agreement (other than normal overhead expenses of the regular staff) such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable.

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Exhibit C

Form of Notice to Pennsylvania Investors

You have tendered a subscription to purchase shares of common stock of Resource Apartment REIT III, Inc. (the “Company”). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $50,000,000 of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania Investors may request that their subscription be returned. If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for the Company’s common stock and have your subscription returned please so indicate below, sign, date, and return to the Escrow Agent, UMB Bank, N.A. at 1010 Grand Blvd., 4th Floor, Mail Stop: 1020409, Kansas City, Missouri 64106, Attn: Lara Stevens, Corporate Trust.

I hereby terminate my prior subscription to purchase shares of common stock of the Company and request the return of my subscription funds. I certify to the Company that I am a resident of Pennsylvania.

Signature:        ____________________________________________________________

Name:            ____________________________________________________________
            (please print)

Date:            ____________________________________________________________

Please send the subscription refund to:

_______________________________________________

_______________________________________________

_______________________________________________

_______________________________________________

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